Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Announces Agreement to Acquire AEP Industries Inc.

•	Adds highly complementary products and customers in North America
•	Significant cost savings opportunity with more than $50 million of annual cost synergies
•	Accretive to adjusted net income and adjusted free cash flow, while deleveraging Berry’s balance sheet

EVANSVILLE, Ind. and MONTVALE, N.J. – August 25, 2016 – Berry Plastics Group, Inc. (“Berry”) (NYSE: BERY) and AEP Industries Inc. (“AEP”) (NASDAQ: AEPI) have entered into a definitive merger agreement under which Berry will acquire all of the outstanding shares of AEP in a cash and stock transaction. Aggregate consideration will be $765 million, including AEP’s net debt. Each AEP shareholder will elect to receive either $110 in cash or 2.5011 shares of Berry common stock per AEP share in the transaction, subject to an overall 50/50 proration to ensure that 50% of the total outstanding AEP shares are exchanged for the cash consideration. Upon closing, AEP shareholders will own approximately 5 percent of Berry on a fully diluted basis. Based on Berry’s closing stock price on August 23, 2016, the date the exchange ratio was set, the blended value of the merger consideration represented $110 per AEP share. Based on yesterday’s closing price of Berry’s stock, the blended value of the merger consideration represented $109.12 per AEP share.

AEP is a leading manufacturer of flexible plastic packaging films in North America. AEP manufactures and markets a diverse line of flexible plastic packaging products for consumer, industrial, and agricultural applications. Headquartered in Montvale, New Jersey, AEP operates 14 manufacturing facilities in the United States and Canada and has approximately 2,600 employees. For the four quarters ended April 2016, AEP generated net sales of $1.1 billion, net income of $39 million, and adjusted EBITDA of $103 million.

“We respect and admire the impressive company Brendan Barba has built over the last 40 years and look forward to welcoming AEP employees into Berry’s organization,” said Jon Rich, Chairman and CEO of Berry Plastics. “AEP, together with Berry’s Engineered Materials Division, creates an impressive packaging film producer serving the North American market. This unique combination offers the opportunity for significant value creation for Berry and AEP shareholders alike, as we realize procurement and operating cost savings across the two organizations.”

J. Brendan Barba, AEP’s Chairman and CEO, commented, “We are excited to announce this compelling transaction with Berry, which delivers substantial value to our shareholders, while providing the opportunity to participate in the upside of the combination. We believe Berry is the right partner to expand our product portfolio to deliver high quality packaging films to even more customers around the world. Berry shares our commitment to teamwork and success, and we are confident our valued employees will benefit from the opportunities that come from being part of a larger company. We look forward to working with Berry to plan for a seamless integration for our customers and employees and to begin the next chapter in the company’s history."

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Select Benefits of the Transaction

Highly complementary fit. Together we will be able to optimize complementary production capacities, reduce material and conversion costs, and better serve customers from an expanded North American footprint with a portfolio of products that is one of the most comprehensive in the industry.

Significant, clearly identifiable cost synergies. Berry expects to realize cost synergies of $50 million or more annually, in line with previous Berry acquisitions of a similar nature. Berry also expects to realize these cost savings through procurement initiatives, operational improvements, sharing of best practices, improved asset utilization, and logistics optimization across the combined plant network.

Attractive transaction economics. The transaction is expected to be accretive to Berry’s adjusted net income and adjusted free cash flow by more than 10 percent, after expected synergies. On a pro forma basis, Berry’s four quarters ended June 2016 adjusted free cash flow would increase by approximately $85 million to $560 million. The transaction will be deleveraging to Berry’s balance sheet after synergies.

Approvals, Closing, and Funding Considerations

The transaction is expected to be completed in the December 2016 quarter, subject to the approval of AEP shareholders and customary closing conditions, including applicable regulatory approvals. Certain of AEP’s executive officers and directors, who in aggregate, beneficially own 21.5 percent of AEP’s common stock outstanding, have agreed to vote in favor of the proposed transaction. Berry intends to fund the cash component of the acquisition with existing cash and a new term loan, and has committed financing in place.

Conference Call and Webcast

Berry will host a conference call and webcast today, August 25, 2016, at 10 a.m. ET to provide more information on this announcement. The telephone number to access the conference call is (866) 244-4530 (domestic), or (703) 639-1173 (international), conference ID 1675892. We expect the call to last approximately one hour. Interested parties are invited to listen to a live webcast and view the accompanying slides by visiting the Company’s Investor page at www.berryplastics.com. A replay of the conference call can also be accessed on the Investor page of the website beginning August 25, 2016, at 1 p.m. Eastern Time, to September 1, 2016, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1675892.

Advisors

Citigroup is acting as exclusive financial advisor to Berry, and Bryan Cave is serving as its legal counsel. BofA Merrill Lynch is acting as exclusive financial advisor to AEP, and Skadden, Arps, Slate, Meagher & Flom and Honigman Miller Schwartz and Cohn are serving as its legal counsel.

Reconciliation Schedules

(Unaudited)

	Four Quarters Ended
	Berry	AEP
	June 2016	April 2016
Adjusted EBITDA	$1,212	$103
Pro forma adjustments (1)	(98)	—
Depreciation and amortization	(477)	(30)
Other non-cash charges	(43)	6
Business optimization and other expenses (2)	(30)	—
Restructuring and impairment	(31)	—
Other income, net	22	—
Interest expense, net	(261)	(18)
Income tax expense	(87)	(22)
Net income	$207	$39

Cash flow from operating activities	812	62
Net additions to property, plant, and equipment	(280)	(10)
Payments of tax receivable agreement	(57)	—
Synergies, net of tax (3)	—	33
Adjusted free cash flow	$475	$85

(1)	Pro forma adjustments include Operating EBITDA and unrealized cost savings from Berry’s Avintiv, Inc. acquisition at the beginning of fiscal year 2016.
(2)	Includes business optimization and integration expenses.
(3)	Includes $50 million of expected cost synergies, net of tax.

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Investor Contact:	Media Contact:
Dustin Stilwell	Eva Schmitz
812.306.2964	812.306.2424
ir@berryplastics.com	evaschmitz@berryplastics.com

About Berry

Berry is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers, with pro forma net sales of $6.7 billion in fiscal 2015. Berry’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY and its world headquarters is located in Evansville, Indiana. For additional information, visit Berry’s website at www.berryplastics.com.

About AEP

AEP manufactures, markets, and distributes an extensive range of flexible plastic packaging products for the consumer, industrial, and agricultural markets with net sales of $1.1 billion in fiscal 2015. AEP’s headquarters is located in Montvale, New Jersey, and AEP has manufacturing operations in the United States and Canada. AEP’s common stock is listed on the NASDAQ under the ticker symbol AEPI. For additional information, visit AEP’s website at http://www.aepinc.com.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, Berry expects to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus and other documents with respect to Berry’s proposed acquisition of AEP.  Investors are urged to read the proxy statement/prospectus (including all amendments and supplements thereto) and other relevant documents filed with the SEC if and when they become available because they will contain important information about the proposed transaction.

Additional Information and Where to Find It

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by Berry and AEP with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Berry with the SEC will also be available free of charge on Berry’s website at www.berryplastics.com and copies of the documents filed by AEP with the SEC are available free of charge on AEP’s website at www.aepinc.com.

Participants in Solicitation Relating to the Merger

Berry, AEP, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from AEP’s shareholders in respect of the proposed transaction. Information regarding Berry’s directors and executive officers can be found in Berry’s definitive proxy statement filed with the SEC on January 20, 2016 and its 2015 Annual Report filed with the SEC on November 23, 2015 as well as its other filings with the SEC. Information regarding AEP’s directors and executive officers can be found in AEP’s definitive proxy statement filed with the SEC on February 25, 2016 and its 2015 Annual Report filed with the SEC on January 14, 2016, as well as its other filing with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from Berry and AEP, as applicable, using the sources indicated above.

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures such as adjusted EBITDA, adjusted net income, and adjusted free cash flow. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth within this press release. With respect to AEP, “adjusted EBITDA” means net income (loss) before discontinued operations, interest expense, income taxes, depreciation and amortization, changes in LIFO reserve, other non-operating income (expense), net, and share-based compensation expense (income). With respect to Berry, “Adjusted EBITDA” means net income (loss) before depreciation and amortization, income tax expense (benefit), interest expense (net) and certain non-recurring or non-cash charges and as adjusted for unrealized cost reductions and acquired businesses, including unrealized cost synergies, which are more particularly defined in Berry’s credit documents and the indentures governing Berry’s outstanding notes. "Adjusted Net Income" means net income (loss) excluding debt extinguishment costs, other expense (income), non-cash amortization costs from the 2006 private sale, restructuring and impairment charges, and business optimization costs, in each case net of income tax impact. "Adjusted Free Cash Flow" means cash flow from operating activities less additions to property, plant and equipment and payments under Berry’s tax receivable agreement.

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Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events.  All statements regarding Berry’s, AEP’s or their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “would,” “will,” “seeks,” “approximately,” “outlook,” “looking forward” and other similar expressions or the negative form of the same are forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Berry and AEP caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that the conditions to closing of the merger may not be satisfied; (iii) the ability of Berry to integrate the acquired business successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against Berry, AEP or their respective directors, (vi) possible disruptions from the proposed transaction that could harm Berry’s or AEP’s business, including current plans and operations, (vii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (viii) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments and (xi) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. The list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles or impediments to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Berry’s or AEP’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Berry nor AEP assumes any obligation to provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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